UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2012

AFFYMETRIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(408) 731-5000
(Address of Principal Executive Offices) (Zip Code)
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 21, 2012, Affymetrix, Inc. (the “Company) entered into an agreement to settle the purported class action litigation brought against the Company by holders of the Company’s 3.50% Senior Convertible Notes Due 2038 in the Superior Court of California, County of Santa Clara. As part of the settlement, the Company has agreed that within two weeks it will commence a tender offer to repurchase the entire $95.5 million aggregate principal amount of Notes currently outstanding at par plus accrued interest. Tang Capital Partners, LP, which owns approximately $78.3 million principal amount of the Notes, has agreed to tender all of its Notes into the offer. The Notes are in any case redeemable at the option of the holders on January 15, 2013.

In addition, based on discussions with the lenders who provided the financing commitments for the Company’s proposed acquisition of eBioscience Holding Company, Inc. ("eBioscience"), the Company now expects that it would be required to restructure the financing arrangements in order to be able to complete the acquisition. The Company has not reached any agreements or understandings with its lenders or other financing sources.

Cautionary Statements Regarding Forward-Looking Statements.

All statements in this Current Report on Form 8-K that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to change and involve a number of risks and uncertainties that could cause actual results to differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the risk that the Company and its noteholders will not finalize definitive documentation with respect to the settlement of the purported class action litigation in a timely manner, or at all; the risk that the court will not approve the settlement of the purported class action litigation in a timely manner, or at all; the risk that the Company’s proposed acquisition of eBioscience will not close within the expected timeframe, or at all; the risk that the Company will not restructure the financing arrangements in connection with the proposed acquisition on customary terms, or at all; and the risk of business disruption related to the proposed acquisition and related financing arrangements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Information for Affymetrix Noteholders

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the Company’s 3.50% Senior Convertible Notes Due 2038. The solicitation and the offer to buy the Company’s 3.50% Senior Convertible Notes Due 2038 will only be made pursuant to an offer to purchase and related materials that the Company will file with the SEC. Noteholders should read these materials carefully because they contain important information, including the terms and conditions of the offer. Noteholders will be able to obtain the offer to purchase and related materials with respect to the tender offer (when available) for free at the SEC’s website at www.sec.gov or from the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.
(Registrant)

Date: January 24, 2012	By:	/s/ FRANK WITNEY
Frank Witney
President and Chief Executive Officer